FIDELITY DESTINY PORTFOLIOS
(the "Trust")
SPECIAL MEETING OF SHAREHOLDERS
June 16, 1999
 Pursuant to notice duly given, a Special Meeting of Shareholders of FIDELITY DESTINY PORTFOLIOS
DESTINY I
DESTINY II
(the "Funds")
was held on June 16, 1999 at 9:00 A.M. at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts.
 Mr. Rich Silver acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Meg DiDonna, Senior Legal Counsel, acting as Secretary Pro Tempore, recorded the minutes. Mr. Gerald McDonough, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.
 Mr. Silver noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment.
Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.
 Ms. DiDonna reported that proxies representing 97.921% of the outstanding voting securities of the Trust and at least 97.662% of each Fund had been received. Mr. Silver announced that a quorum was present and called the meeting of the shareholders of the Trust to order.
 Mr. Silver stated that the Secretary had presented him with the following documents relating to the meeting:
 Notice of Meeting dated April 19, 1999
 Proxy Statement dated April 19, 1999
 Form of Proxy
Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting
 He indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.
 Mr. Silver recommended that the reading of the Notices of Meeting be waived. There was no objection to the recommendation.
 Mr. Silver stated that the first item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to elect a Board of Trustees for the Trust.
 Ms. DiDonna reported that each of the twelve nominees listed in the Proxy Statement received at least 12,011,159,042.04 affirmative votes, or 97.621% of the votes cast at the meeting. Whereupon, it was
VOTED: That the twelve nominees listed in the Proxy Statement dated April 19, 1999, be, and they hereby are, elected as Trustees of Fidelity Destiny Portfolios.
 Mr. Silver stated that the second item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to ratify the selection of Deloitte & Touche LLP as independent accountant of the Funds.
 Ms. DiDonna reported that the proposal to ratify the selection of Deloitte & Touche LLP as independent accountant of Fidelity Destiny I, as set forth in the Proxy Statement, received 6,897,499,125.27 affirmative votes, or 96.581% of the votes cast at the meeting.
 Ms. DiDonna reported that the proposal to ratify the selection of Deloitte & Touche LLP as independent accountant of Fidelity Destiny II, as set forth in the Proxy Statement, received 4,923,635,671.52 affirmative votes, or 95.378% of the votes cast at the meeting. Whereupon, it was
VOTED: That the selection of Deloitte & Touche LLP as independent accountant of each Fund, as set forth in the Proxy Statement dated April 19, 1999, be, and it hereby is, ratified and approved.
 Mr. Silver stated that the third item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to the Trustees' continuing fiduciary duty to act in the shareholders' interests.
 Ms. DiDonna reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 11,131,125,685.46 affirmative votes, or 90.468% of the votes cast at the meeting. Whereupon, it was
VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the fourth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to amend the Bylaws of the Trust to allow the Trustees to approve changes to the Bylaws without seeking shareholder approval.
 Ms. DiDonna reported that the proposal to amend the Bylaws of the Trust, as set forth in the Proxy Statement, received 10,482,701,078.01 affirmative votes or 83.427% of the outstanding shares of the entire Trust. Whereupon, it was
VOTED: That the Bylaws of the Trust be, and they hereby are, amended, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the fifth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to adopt a new fundamental investment policy for each Fund permitting each Fund to invest all its assets in another open-end investment company managed by FMR or an affiliate with substantially the same investment objectives and policies.
 Ms. DiDonna reported that the proposal to adopt a new fundamental investment policy for Fidelity Destiny I, as set forth in the Proxy Statement, received 5,861,503,333.60 affirmative votes, or 82.076% of the votes cast at the meeting.
 Ms. DiDonna reported that the proposal to adopt a new fundamental investment policy for Fidelity Destiny II, as set forth in the Proxy Statement, received 4,265,462,636.07 affirmative votes, or 82.628% of the votes cast at the meeting. Whereupon, it was
VOTED: That a new fundamental investment policy for each Fund permitting each Fund to invest all its assets in another open-end investment company managed by FMR or an affiliate with substantially the same investment objectives and policies be, and it hereby is, adopted, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the sixth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to approve an amended Management Contract for Fidelity Destiny I that would (i) eliminate the performance adjustment component of the management fee effective 18 months after the date the amended contract takes effect, (ii) reduce the group fee rate further if FMR's assets under management remain over $210 billion, and (iii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.
 Ms. DiDonna reported that the proposal to approve an amended Management Contract for Fidelity Destiny I, as set forth in the Proxy Statement, received 5,922,467,896.71 affirmative votes, or 82.929% of the votes cast at the meeting. Whereupon, it was
VOTED: That an amended Management Contract for Fidelity Destiny I be, and it hereby is, approved, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the seventh item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to approve an amended Management Contract for Fidelity Destiny II that would (i) eliminate the performance adjustment component of the management fee effective 18 months after the date the amended contract takes effect, (ii) reduce the group fee rate further if FMR's assets under management remain over $210 billion, and (iii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.
 Ms. DiDonna reported that the proposal to approve an amended Management Contract for Fidelity Destiny II, as set forth in the Proxy Statement, received 4,296,609,730.76 affirmative votes, or 83.231% of the votes cast at the meeting. Whereupon, it was
VOTED: That an amended Management Contract for Fidelity Destiny II be, and it hereby is, approved, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the eighth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to approve an amended sub-advisory agreement between FMR U.K. and FMR on behalf of each Fund that would permit FMR to grant FMR U.K. investment management authority if FMR believes it would be beneficial to the Fund and its shareholders and allow FMR, FMR U.K. and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.
 Ms. DiDonna reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for Fidelity Destiny I, as set forth in the Proxy Statement, received 6,443,451,256.98 affirmative votes, or 90.224% of the votes cast at the meeting.
 Ms. DiDonna reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for Fidelity Destiny II, as set forth in the Proxy Statement, received 4,632,688,155.31 affirmative votes, or 89.742% of the votes cast at the meeting. Whereupon, it was
VOTED: That an amended sub-advisory agreement with FMR U.K. for each Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the ninth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to approve an amended sub-advisory agreement between FMR Far East and FMR on behalf of each Fund that would permit FMR to grant FMR Far East investment management authority if FMR believes it would be beneficial to the Fund and its shareholders and allow FMR, FMR Far East and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.
 Ms. DiDonna reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for Fidelity Destiny I, as set forth in the Proxy Statement, received 6,417,908,120.71 affirmative votes, or 89.867% of the votes cast at the meeting.
 Ms. DiDonna reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for Fidelity Destiny II, as set forth in the Proxy Statement, received 4,615,571,555.97 affirmative votes, or 89.410% of the votes cast at the meeting. Whereupon, it was
VOTED: That an amended sub-advisory agreement with FMR Far East for Fidelity Destiny II be, and it hereby is, approved, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the tenth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to approve a Distribution and Service Plan pursuant to Rule 12b-1 for each Fund.
 Ms. DiDonna reported that the proposal to approve a Distribution and Service Plan pursuant to Rule 12b-1 for Fidelity Destiny I, as set forth in the Proxy Statement, received 6,467,136,824.57 affirmative votes, or 90.556% of the votes cast at the meeting.
 Ms. DiDonna reported that the proposal to amend the Distribution and Service Plan pursuant to Rule 12b-1 for Fidelity Destiny II, as set forth in the Proxy Statement, received 4,658,004,579.64 affirmative votes, or 90.232% of the votes cast at the meeting. Whereupon, it was
VOTED: That the Distribution and Service Plan of each Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the eleventh item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to eliminate a fundamental investment policy of each Fund to allow each Fund to more clearly communicate its investment strategy in conformity with the requirements of newly revised Form N-1A.
 Ms. DiDonna reported that the proposal to eliminate a fundamental investment policy of Fidelity Destiny I, as set forth in the Proxy Statement, received 6,177,499,211.29 affirmative votes, or 86.500 % of the votes cast at the meeting.
 Ms. DiDonna reported that the proposal to eliminate a fundamental investment policy of Fidelity Destiny II, as set forth in the Proxy Statement, received 4,455,134,096.97 affirmative votes, or 86.302 % of the votes cast at the meeting. Whereupon, it was
VOTED: That a fundamental investment policy of each Fund be, and it hereby is, eliminated, as set forth in the Proxy Statement dated April 19, 1999.
 Mr. Silver stated that the twelfth and final item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement was to amend each fund's fundamental investment limitation concerning diversification to exclude "securities of other investment companies" from the limitation.
 Ms. DiDonna reported that the proposal to amend Fidelity Destiny I's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 6,252,942,391.19 affirmative votes, or 87.557% of the votes cast at the meeting.
 Ms. DiDonna reported that the proposal to amend Fidelity Destiny II's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 4,504,194,777.37 affirmative votes, or 87.253% of the votes cast at the meeting. Whereupon, it was
VOTED: That each Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated April 19, 1999.
 There being no further business to come before the meeting, upon motion duly made and seconded, it was
VOTED: To Adjourn.
ADJOURNED.
A TRUE RECORD.
 ATTEST:
   Meg DiDonna
   Secretary Pro Tempore